UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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JNL Variable Fund LLC
(Name of Registrant as Specified In Its Charter)

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JNL VARIABLE FUND LLC

JNL/Mellon Capital DowSM 10 Fund

1 Corporate Way
Lansing, Michigan 48951

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NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD AUGUST 20, 2015

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of members (“Members”) of JNL Variable Fund LLC, a Delaware limited liability corporation (“Fund”), will be held at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951 on August 20, 2015 at 11:00 a.m., Eastern Time, to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or any adjournments thereof:

1.	JNL/Mellon Capital DowSM 10 Fund (“Dow Fund”) only. To approve or disapprove a change to the investment strategy of the Fund (“Proposal” or “Strategy Change”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Managers of the Fund (“Board”) unanimously recommends that members vote FOR the Strategy Change.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Only members of record at the close of business on June 22, 2015, the record date for this Meeting, shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. The issuing insurers have fixed the close of business on August 18, 2015, as the last day on which voting instructions will be accepted.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting.  The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR VOTING INSTRUCTIONS CARD PROMPTLY.

By Order of the Board of Managers,

July 6, 2015	Susan S. Rhee
Lansing, Michigan	Vice President, Council, & Secretary

JNL VARIABLE FUND LLC

JNL/Mellon Capital DowSM 10 Fund

1 Corporate Way
Lansing, Michigan 48951

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PROXY STATEMENT
SPECIAL MEETING OF MEMBERS

August 20, 2015

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Managers (“Managers” or “Board”) of JNL Variable Fund LLC, a Delaware limited liability corporation (“Fund”), of proxies to be voted at a Special Meeting (“Meeting”) of members of JNL/Mellon Capital DowSM 10 Fund (“Dow Fund”), a series of the Fund, to be held on August 20, 2015, at 11:00 a.m. Eastern Time, in the offices of Jackson National Life Insurance Company (“Jackson National”), 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Members (“Notice”).

The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or adjournments thereof:

1.	JNL/Mellon Capital Dow 10 Fund (“Dow Fund”) only. To approve or disapprove a change to the investment strategy of the Fund (“Proposal” or “Strategy Change”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Notice, this Proxy Statement, and the accompanying voting instructions card were first mailed on or about July 6, 2015.

Additional Information

Additional information regarding the Fund can be found in the Fund’s most recent annual report to members.

The Fund’s most recent annual report to members, which includes financial statements of the Fund as of December 31, 2014 (audited), may be obtained without charge, by calling 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or by writing the JNL Variable Fund LLC, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

VOTING INSTRUCTIONS

Quorum and Voting

The Amended and Restated Operating Agreement for the Fund, as amended on December 3, 2014 (the “Operating Agreement”), provides that the presence in person or by proxy of members entitled to cast the majority of votes shall constitute a quorum.  Prior to the date upon which the Meeting is to be held, the Board may postpone the Meeting one or more times for any reason by giving notice to each member entitled to vote at the Meeting of the place, date and hour at which the Meeting will be held.  Such notice shall be given not fewer than two (2) days before the date of the Meeting.  The Meeting may be adjourned by the chairperson of the Meeting from time to time to reconvene at the same or some other place as determined by the chairperson of the Meeting for any reason, including failure of the Proposal to receive sufficient votes for approval.  No member vote shall be required for any adjournment.  No notice need be given that the Meeting has been adjourned other than by announcement at the Meeting.  Any business that might have been transacted at the original Meeting may be transacted at any adjourned Meeting.

The Operating Agreement further provides that votes may be cast in person or by proxy.  No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the member or the member’s duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

Required Vote

The Operating Agreement provides that generally, a simple majority of the votes cast is sufficient to take or authorize action upon any matter which may be presented for an interest holder vote, unless more than a simple majority is required by law or the Operating Agreement.  Where a vote of the “majority of the outstanding voting securities” of a Fund is required to approve a Proposal, it shall mean the lesser of (i) 67% or more of the interests of the Fund entitled to vote thereon present in person or by proxy at the Meeting if holders of more than 50% of the outstanding interests of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding interests of the Fund.  The approval of a Proposal depends upon whether a sufficient number of votes is cast for the Proposal.  Accordingly, an instruction to abstain from voting on any proposal has the same practical effect as an instruction to vote against the proposal.

Approval of the Strategy Change by the Fund will require the affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”), which is the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

If the Strategy Change is approved by Members of the Fund, it will be implemented on or about September 21, 2015.

Contract Owner Voting Instructions

The Fund is organized as a Delaware limited liability company.  Shares of the Fund currently are sold only to Separate Accounts of Jackson National and Jackson National Life Insurance Company of New York (collectively, the “Insurance Companies”) to fund the benefits of variable insurance contracts (“Contracts”), to qualified and certain non-qualified employee benefit plans of Jackson National or directly to the Insurance Companies.  In addition, shares of the Fund are sold to certain funds of the JNLST and the Jackson Variable Series Trust organized as funds-of-funds.  Although the Insurance Companies legally own all of the shares of the Fund held in their respective Separate Accounts that relate to the Contracts, a portion of the value of each Contract is invested by the Insurance Companies, as provided in the Contract, in shares of one or more funds.

Owners of Contracts (“Contract Owners”) have the right under the interpretations of the 1940 Act to instruct the relevant Insurance Company how to vote the shares attributable to their Contract.  Contract Owners at the close of business on June 22, 2015 (the “Record Date”) will be entitled to notice of the Meeting and to instruct the relevant Insurance Company how to vote at the Meeting or any adjourned session.  The Insurance Company will vote all such shares in accordance with the voting instructions timely given by the Contract Owners with Contract assets invested in the Dow Fund.  Shares for which the Insurance Company receives a voting instruction card that is signed, dated and timely returned but is not marked to indicate voting instructions will be treated as an instruction to vote the Shares in favor of the Proposal.  Shares for which the Insurance Company receives no timely voting instructions from a Contract Owner will be voted by the applicable Insurance Company either for or against approval of the applicable Proposal, or as an abstention, in the same proportion as the Shares for which Contract Owners have provided voting instructions to the Insurance Company.  The Insurance Companies and their affiliates will vote their own shares and shares held by other regulated investment companies in the same proportion as voting instructions timely given by Contract Owners.  As a result, a small number of Contract Owners may determine the outcome of the vote.

Contract Owners may use the enclosed voting instructions form as a ballot to give their voting instructions for those shares attributable to their Contract as of the Record Date.  The Insurance Companies have fixed the close of business on August 18, 2015 as the last day on which voting instructions will be accepted, other than those provided in person at the Meeting.

Adjournments

Any authorized voting instructions will be valid for any adjournment of the Meeting.  If the management of the Fund receives an insufficient number of votes to approve the Proposal, the Meeting may be adjourned to permit the solicitation of additional votes.  Those persons named as proxies in the voting instructions have the discretion to vote for any such adjournment.  The approval of the Proposal depends upon whether a sufficient number of votes are cast for the Proposal.  Accordingly, an instruction to abstain from voting on the Proposal has the same practical effect as an instruction to vote against the Proposal.

Revocation of Voting Instructions

Any person giving voting instructions may revoke them at any time prior to exercising them by submitting to the Insurance Companies a superseding voting instruction form or written notice of revocation.  Only the Contract Owner executing the voting instructions can revoke them.  The Insurance Companies will vote the shares of the Dow Fund in accordance with all properly executed and un-revoked voting instructions.

SUMMARY OF THE PROPOSAL

PROPOSAL: TO APPROVE OR DISAPPROVE AN INVESTMENT STRATEGY CHANGE TO THE JNL/MELLON CAPITAL DOW 10 FUND

Introduction

This proxy statement is being furnished to Members of the Dow Fund, a series of the Fund.  This proxy statement relates to the approval by the Board of the change in investment strategy of the Dow Fund.  The Fund is providing this proxy statement to Members investing in the Dow Fund as of June 22, 2015.

At the meeting of the Board held on June 2-3, 2015, Jackson National Asset Management, LLC (“JNAM” or “Adviser”), whose address is 225 West Wacker Drive, Chicago, Illinois 60606, recommended an investment strategy change for the Dow Fund to change the Dow Fund from investing in approximately equal weights in the securities of ten companies included in the Dow Jones Industrial Average which have the highest indicated annual dividend yields to a passive index fund that is designed to track the Dow Jones Industrial Average, which is comprised of 30 blue-chip U.S. company securities.  The Board has approved the Strategy Change.  The Board, including all Managers who are not “interested persons” of the Fund (as defined by the 1940 Act) (“Independent Managers”), approved the Record Date as of the close of business on June 22, 2015, for determination of Members entitled to receive the proxy statement regarding the Strategy Change for the Fund, and for Members to vote on the Strategy Change.

The Fund, a Delaware limited liability company, is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act.  The Fund currently offers shares in 13 funds, 2 of which are disregarded entity funds while the other 11 are regulated investment company funds.

As Adviser to the Fund, JNAM selects, contracts with, compensates, and monitors sub-advisers (“Sub-Advisers”) to manage the investment and reinvestment of the assets of each series of the Fund, including the Dow Fund.  In addition, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of each series of the Fund, and reviews the performance of the Sub-Advisers and reports on such performance to the Board.  JNAM does not currently manage any of the Fund’s assets on a day-to-day basis, but is responsible for the allocations of some series of the Fund.

JNAM is the investment adviser to the Fund and provides the Fund with professional investment supervision and management. JNAM is a wholly owned subsidiary of Jackson National, which is in turn a wholly owned subsidiary of Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.  Prudential plc is also the ultimate parent of M&G Investment Management Limited, PPM America, Inc. and Eastspring Investments (Singapore) Limited.  JNAM also serves as the Fund’s Administrator.  Jackson National Life Distributors LLC (“JNLD”), whose address is 7601 Technology Way, Denver, Colorado 80237, is the principal underwriter of the shares of the Dow Fund.  JNLD is a wholly-owned subsidiary of Jackson National.

Information Concerning the Investment Strategy Change for the JNL/Mellon Capital DowSM 10 Fund

JNAM is recommending an investment strategy change for the Dow Fund, which is sub-advised by Mellon Capital Management Corporation (“Mellon Capital”).  As a result of this investment strategy change, the Dow Fund would also undergo a name change from the JNL/Mellon Capital DowSM 10 Fund to the JNL/Mellon Capital DowSM Index Fund.  There will be no change to the investment objective, sub-adviser, portfolio managers, principal risks, or expenses for the Dow Fund.  The Board has approved the investment strategy changes which are reflected in italics as follows:

Principal Investment Strategies. The Fund seeks to achieve its objective by investing ~~approximately equal amounts in the common stock of the ten companies included in the Dow Jones Industrial Average which have the highest indicated annual dividend yields~~in the common stocks of thirty companies included in the Dow Jones Industrial Average (“DJIA”), with the weight of each stock in the Fund substantially corresponding to the weight of such stock in the DJIA.  The ~~ten~~ thirty companies are ~~selected only once annually on each Stock Selection Date~~adjusted from time to time to conform to periodic changes to the identity and/or relative weightings in the DJIA.  ~~The Stock Selection Date will be on or about January 1st of each year.~~

~~The Sub-Adviser generally uses a buy and hold strategy, trading only around each Stock Selection Date, when cash flow activity occurs in the Fund and for dividend reinvestment. The Sub-Adviser may also trade for mergers if the original stock is not the surviving company.~~

Certain provisions of the 1940 Act and the Internal Revenue Code may limit the ability of the Fund to invest in certain securities in excess of certain percentage limitations. Any amount that cannot be allocated due to these limitations will be allocated among the remaining portfolio securities.

The Fund is “non-diversified” under the 1940 Act, as defined in the Investment Company Act of 1940, as amended (the “1940 Act’), and may invest more of its assets in fewer issuers than “diversified” mutual funds.

Currently, the Dow Fund is structured as a Disregarded Entity Fund as opposed to a Regulated Investment Company (“RIC”) because the Dow Fund does not meet the necessary Internal Revenue Code constraints. Specifically, the sum of the weights of all holdings in an issuer representing more than 5% of the Dow Fund’s assets must not exceed 50% of the Dow Fund’s assets in order to qualify as a RIC. By incorporating the investment strategy changes, the Fund could potentially qualify as a RIC if it were to so elect. JNAM believes that providing this flexibility will be beneficial to members by allowing for a more diversified portfolio.

The Board has approved the investment strategy change to convert the Dow Fund to a passive index fund that is designed to track the 30 blue-chip U.S. securities that make up the DJIA.  This strategy change is expected to benefit members of the Dow Fund because holding 30 stocks as opposed to 10 will increase the portfolio’s diversification.  Additionally, because the Dow Fund will hold 30 securities instead of 10, the strategy change to the Dow Fund is expected to result in improved risk-adjusted performance over time and stronger investor demand going forward.

If the Proposal is approved by the Dow Fund’s members, the Strategy Change will be effective on or about September 21, 2015.

THE BOARD OF MANAGERS, INCLUDING THE INDEPENDENT MANAGERS, RECOMMENDS THAT MEMBERS VOTE “FOR” APPROVAL OF THE PROPOSAL.

OUTSTANDING SHARES

The Managers have fixed the close of business on June 22, 2015, as the Record Date for the determination of the members entitled to vote at the Meeting.  Members on the Record Date will be entitled to one vote for each full share held and to a proportionate fractional vote for each fractional share.  As of the Record Date, there were issued and outstanding the following number of Dow Fund shares:

Fund	Shares Outstanding
JNL/Mellon Capital Dow 10 Fund	[ ]

As of June 22, 2015, the officers and Managers of the Fund, as a group, owned less than 1% of the outstanding shares of the Dow Fund. [To be confirmed after June 22, 2015]

Because the shares of the Dow Fund are sold only to the Insurance Companies, certain Funds of JNL Series Trust and the Jackson Variable Series Trust organized as funds-of-funds, and certain qualified and nonqualified retirement plans, the Insurance Companies, through the Separate Accounts which hold shares in the Fund as funding vehicles for the Contracts and certain retirement plans, are the owner of record of substantially all of the shares of the Fund.  In addition, Jackson National, through its general account, is the beneficial owner of shares in certain of the Funds, in some cases representing the initial capital contributed at the inception of a Fund, and in other cases representing investments made for other corporate purposes.

As of June 22, 2015, no persons owned 5% or more of the outstanding shares of the Dow Fund either beneficially or of record. [To be confirmed after June 22, 2015]

Contract Owners may be deemed to have an indirect beneficial interest in the Dow Fund shares owned by the relevant investment divisions.  As noted above, Contract Owners have the right to give instructions to the insurance company members as to how to vote the Dow Fund shares attributable to their Variable Contracts.  To the knowledge of management of the Fund, as of June 22, 2015, no persons may be deemed to have an indirect beneficial interest totaling 25% or more of the voting securities of the Dow Fund. [To be confirmed after June 22, 2015]

CONTINGENCY PLAN

If the Proposal is not approved by Members of the Dow Fund, the investment strategy for the Dow Fund will not change as shown under the “Summary of the Proposal” section.  In that case, the Board will consider what, if any, course of action should be taken.  While the Board has made no determination regarding this contingency, it is possible that the Board would determine to re-solicit the Members of the Dow Fund to approve the Strategy Change.

OTHER BUSINESS

The Managers do not intend to present and do not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

The Fund does not hold regular meetings of Members.  Members wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of Members should send their written proposals to the Secretary of the Fund at the address set forth on the first page of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of Members to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent meeting of Members will vote in their discretion with respect to proposals submitted on an untimely basis.

SOLICITATION OF PROXIES AND CONTRACT OWNER VOTING INSTRUCTIONS

The Board of Managers has determined that the use of this Proxy Statement is in the best interest of the Dow Fund and its investors in light of the same matters being considered and voted on by the members. In addition to the mailing of these proxy materials, voting instructions may be solicited by letter, facsimile, telephone or personal contact by officers or employees of the Fund, JNAM or Jackson National.

JNAM, as the Fund’s Administrator, has retained the services of Computershare Fund Services (“Computershare”), 280 Oser Avenue, New York, New York 11788, to assist in the solicitation of voting instructions.  The anticipated cost of the services to be provided by Computershare in connection with this proxy solicitation is approximately $[        ].

The costs of the printing and mailing of the Notice, this Proxy Statement, and the accompanying voting instruction card, and the solicitation of Contract Owner voting instructions, will be paid by JNAM.  The Fund is not expected to bear any significant expenses in connection with the Meeting or the solicitation of proxies and voting instructions.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTIONS FORM IS REQUESTED.
A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Susan S. Rhee
Vice President, Counsel, and Secretary

Dated: July 6, 2015
Lansing, Michigan